UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 2, 2008
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On April 2, 2008, GenCorp Inc.’s subsidiary, Aerojet-General Corporation, sold 400 acres of its Rio Del Oro property to Elliott Homes Inc. (Elliott) for a cash price of $10 million. The land sale was the result of an option granted to Elliott as part of a 2001 land transaction. The option to purchase the 400 acres was required to be exercised within 60 days after the environmental order was lifted from the property and a separate legal parcel was created. Under the terms of the Company’s senior credit facility, the Company was required to use 50% of the net sale proceeds, or approximately $5 million, to repay outstanding principal on the Company’s term loan.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	GenCorp Inc.’s press release dated April 7, 2008.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Senior Vice President, General Counsel and Secretary

Dated: April 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	GenCorp Inc.’s press release dated April 7, 2008.